Form N-CSR Item 19(b) Exhibit

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify in their capacity as Principal Financial Officer and Principal Executive Officer, respectively, of Eaton Vance Floating-Rate Income Trust (the “Trust”), that:

(a)

The Annual Report of the Trust on Form N-CSR for the period ended May 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust for such period.

A signed original of this written statement required by section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Eaton Vance Floating-Rate Income Trust

Date: July 22, 2024

/s/ James F. Kirchner
James F. Kirchner
Principal Financial Officer

Date: July 22, 2024

/s/ Kenneth A. Topping
Kenneth A. Topping
Principal Executive Officer

Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-265889 on Form N-2 of our report dated July 19, 2024, relating to the financial statements and financial highlights of Eaton Vance Floating-Rate Income Trust (the “Trust”), appearing in this Annual Report on Form N-CSR of the Trust for the year ended May 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 25, 2024